                         CYPROS PHARMACEUTICAL CORPORATION

                                  VOTING AGREEMENT

       THIS VOTING AGREEMENT is entered into as of August 4, 1999 by and between CYPROS PHARMACEUTICAL CORPORATION, a California corporation ("Parent"), and __________ ("Stockholder").

                                      RECITALS

       A. Parent, CYPROS ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and RIBOGENE, INC., a Delaware corporation ("Company"), are entering into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Merger Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Merger Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

       B. Stockholder is the record and beneficial owner of that number of shares of Common Stock, Preferred Stock and other securities of the Company set forth on the signature page hereof.

       C. As a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that Stockholder agree, and in order to induce Parent to enter into the Merger Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder has agreed to enter into this Voting Agreement with regard to the Subject Shares (as defined herein).

                                     AGREEMENT

       The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.    NO TRANSFER OF SUBJECT SHARES.

       1.1 SUBJECT SHARES. "Subject Shares" shall mean: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date (as defined in Section 1.2(b)). For purposes of this Agreement, Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

       1.2    NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

              (a) Stockholder hereby covenants and agrees that, prior to the Expiration Date, Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Shares to any Person other than Parent or Parent's designee, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Shares, (iii) reduce his, her or its beneficial ownership of, interest in or risk relating to any of the Subject Shares or (iv) commit or agree to do any of the foregoing.

              (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Merger Agreement is validly terminated or the date upon which the Merger becomes effective.

       1.3 NO TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Shares.

SECTION 2.    VOTING OF SUBJECT SHARES

       2.1 VOTING AGREEMENT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Shares:

              (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

              (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Company in the Merger Agreement; and

              (c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Transaction; (ii) any change in a majority of the board of directors of the Company; (iii) any amendment to the Company's certificate of incorporation and bylaws; (iv) any material change in the capitalization of the Company or the Company's corporate structure; or (v) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", "(b)" or "(c)" of this Section 2.1.


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

       2.2    PROXY; FURTHER ASSURANCES.

              (a) Contemporaneously with the execution of this Voting Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law prior to the Expiration Date and which shall be coupled with an interest, with respect to the Subject Shares (the "Proxy").

              (b) Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 3.    WAIVER OF APPRAISAL RIGHTS

       Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 4.    NO SOLICITATION

       Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly of indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to a Company Acquisition Proposal; (ii) furnish any information regarding Company or any Company Subsidiary to any Person in connection with or in response to any inquiry relating to any Company Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal; (iv) approve, endorse or recommend any Company Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction. The foregoing provision shall not prevent Stockholder from acting in accordance with Stockholder's fiduciary duties as a director or officer of Company, provided Stockholder complies with the provisions of Section 4.3(a) of the Merger Agreement. Stockholder shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Company Acquisition Proposal.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

       Stockholder hereby represents and warrants to Parent as follows:

       5.1 DUE AUTHORIZATION, ETC.. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his, her or its obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.


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

       5.2    NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

              (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which he or any of his properties is bound or affected; or
(ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of his properties is bound or affected.

              (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

       5.3 TITLE TO SUBJECT SHARES. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock set forth below Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below Stockholder's name on the signature page hereof.

       5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement and will be accurate in all respects at all times through the Expiration Date, as if made on that date.

SECTION 6.    COVENANTS OF STOCKHOLDER

       6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

       6.2 LEGEND. After the execution of this Voting Agreement and upon Parent's request, Stockholder shall instruct Company to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

              THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF AUGUST ____, 1999, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF

              WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES
              OF THE ISSUER.

SECTION 7.    MISCELLANEOUS

       7.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Voting Agreement or in any certificate delivered pursuant to this Voting Agreement shall survive the Merger.

       7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against any damages suffered or incurred by Parent and that arise from any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

       7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

       7.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by registered mail or, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                     if to Stockholder:

                            at the address set forth below Stockholder's signature on the signature page hereto;

                     if to Parent:

                            CYPROS PHARMACEUTICAL CORPORATION
                            2714 Loker Avenue West
                            Carlsbad, CA  92008
                            Attention:  Chief Financial Officer
                            Facsimile:  (760) 929-7549

                     with a copy to:

                            Cooley Godward LLP
                            4365 Executive Drive
                            Suite 1100
                            San Diego, CA  92121-2128
                            Attention:  M. Wainwright Fishburn, Jr., Esq.
                            Facsimile:  (619) 453-3555


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

       7.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       7.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Voting Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

       7.7 ASSIGNABILITY. This Voting Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Voting Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment) by the Stockholder. Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement.

       7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.

       7.9 APPLICABLE LAW; JURISDICTION. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Voting Agreement or any of the transactions contemplated by this Voting Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Southern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.4.

       7.10 ATTORNEY'S FEES. In any action at law or suit in equity to enforce this Voting Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

       7.11   CONSTRUCTION.

              (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

              (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

              (e) The bold-faced headings contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.


               [The remainder of this page intentionally left blank]


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

     IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                   CYPROS PHARMACEUTICAL CORPORATION



                                   By:
                                      ----------------------------------
                                   Name:
                                      ----------------------------------
                                   Title:
                                      ----------------------------------


                                  STOCKHOLDER


                                   Name:
                                      ----------------------------------
                                   Address:
                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------
                                   Facsimile:
                                      ----------------------------------

                                   Number of issued and outstanding
                                   shares of Company Common Stock owned
                                   of record as of the date of this
                                   Voting Agreement:

                                      ----------------------------------

                                   Number of additional issued and
                                   outstanding shares of Company Common
                                   Stock owned beneficially (but not of
                                   record) as of the date of this Voting
                                   Agreement:

                                      ----------------------------------

                                   Number of options, warrants and other
                                   rights to acquire shares of Company
                                   Common Stock owned of record as of the
                                   date of this Voting Agreement:

                                      ----------------------------------

                                   Number of additional options, warrants
                                   and other rights to acquire shares of
                                   Company Common Stock owned
                                   beneficially (but not of record) as of
                                   the date of this Voting Agreement:

                                       ---------------------------------


                        [Signature page to Voting Agreement]

                                     EXHIBIT A

                             FORM OF IRREVOCABLE PROXY

                                 IRREVOCABLE PROXY

     The undersigned stockholder of RiboGene, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Paul J. Marangos, David W. Nassif and Cypros Pharmaceutical Corporation, a California corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with respect to (i) the shares of capital stock of Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Reorganization, dated as of the date hereof, among Parent, Cypros Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Merger Agreement"). Unless otherwise indicated, capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Merger Agreement.

     Each attorney and proxy named above will be empowered, and may exercise this proxy at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, to vote the Shares at any time prior to the Expiration Date (as defined in the Voting Agreement):

     1. in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

     2. against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Company in the Merger Agreement; and

     3. against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Transaction; (ii) any change in a majority of the board of directors of the Company; (iii) any amendment to the Company's certificate of incorporation; (iv) any material change in the capitalization of the Company or the Company's corporate structure; or (v) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement.

     The Stockholder may vote the Shares on all other matters.

     Any obligation of the Stockholder hereunder shall be binding upon the heirs, successors and assigns of the Stockholder (including any transferee of any of the Shares).

This proxy shall terminate upon the Expiration Date (as defined in the Voting Agreement).

Dated:  August ____, 1999

                              STOCKHOLDER



                              ----------------------------------
                              Name:

                              Number of Shares of Company Common
                              Stock owned of record or beneficially
                              as of the date of this proxy:

                              ----------------------------------


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